EXHIBIT 4(d)

Form of Exchange Note

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

CUSIP No. __________
ISIN _______________

No. R-1	Principal amount $200,000,000 as revised by the Schedule of Increases and Decreases in Global Note attached hereto

5.375% Senior Note due 2015

        Ethan Allen Global, Inc., a Delaware corporation, promises to pay to Cede & Co., or registered assigns, the principal sum of Two Hundred Million Dollars on October 1, 2015.

Interest Payment Dates: April 1 and October 1

Record Dates: March 15 and September 15

        Additional provisions of this Note are set forth on the other side hereof.

        IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

ETHAN ALLEN GLOBAL, INC. By:__________________________________ Name: Title:

Each of the undersigned hereby acknowledges its obligation as a Guarantor under the Indenture.

ETHAN ALLEN INTERIORS INC., as Guarantor By:__________________________________ Name: Title:

ETHAN ALLEN OPERATIONS, INC., as Guarantor By:__________________________________ Name: Title:

ETHAN ALLEN REALTY, LLC, as Guarantor By:__________________________________ Name: Title:

ETHAN ALLEN RETAIL, INC., as Guarantor By:__________________________________ Name: Title:

LAKE AVENUE ASSOCIATES, INC., as Guarantor By:__________________________________ Name: Title:

MANOR HOUSE, INC., as Guarantor By:__________________________________ Name: Title:

TRUSTEE’S CERTIFICATE OF
   AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION,
as Trustee, certifies that this is one of
the Notes referred to in the Indenture.

By:___________________________________
     Authorized Signatory

Date: _____________, 2006

5.375% Senior Note due 2015

1.    General

        Ethan Allen Global, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), issued the Notes under an Indenture, dated as of September 27, 2005, among the Company, each Guarantor and the Trustee (as such Indenture may be amended or supplemented from time to time in accordance with the terms thereof, the “Indenture”). The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the U.S. Trust Indenture Act of 1939 as in effect on the date of the Indenture (the “Trust Indenture Act”). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Trust Indenture Act for a statement of those terms.

        The Notes are general unsecured senior obligations of the Company, including $200,000,000 in aggregate principal amount of Notes being offered on the Issue Date (subject to Section 2.09 of the Indenture). The Notes rank equally with all other unsecured and unsubordinated indebtedness of the Company. This Note is one of the Notes referred to in the Indenture.

        The Notes and the Exchange Notes will be treated as a single class of securities under the Indenture. The Indenture includes various covenants that impose certain limitations on, among other things, (i) the incurrence of Liens to secure Indebtedness by Holdings or any Restricted Subsidiary, (ii) Sale and Lease-Back Transactions by Holdings or any Restricted Subsidiary and (iii) consolidations, mergers, amalgamations and sales of assets of Holdings or any Significant Subsidiary.

        To guarantee the due and punctual payment of the principal of and premium, if any, and interest on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, each Guarantor has unconditionally guaranteed such obligations pursuant to the terms of the Indenture. The Guarantee is an unsecured and unsubordinated obligation of each Guarantor and ranks equally with all other unsecured and unsubordinated indebtedness and obligations of each Guarantor.

2.     Interest

        The Company promises to pay interest on the principal amount of this Note at the rate per annum shown above.

        The Company will pay interest semi-annually on April 1 and October 1 of each year commencing April 1, 2006. Interest on the Notes will accrue from the most recent date to which interest has been paid on the Notes or, if no interest has been paid, from September 27, 2005. The Company shall pay interest on overdue principal or premium, if any, plus interest on such interest to the extent lawful, at the rate borne by the Notes to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

3.     Method of Payment

        By at least 10:00 a.m. (New York City time) on the date on which any principal of and premium, if any, or interest on any Note is due and payable, the Company shall irrevocably deposit with the Trustee or the Paying Agent money sufficient to pay such principal, premium, if any, and/or interest. The Company will pay interest (except Defaulted Interest) to the Persons who are registered Holders of Notes at the close of business on the March 15 or September 15 next preceding the interest payment date even if Notes are cancelled, repurchased or redeemed after the record date and on or before the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Except as described in the succeeding two sentences, the principal of and premium, if any, and interest on the Notes shall be payable at the office or agency of the Company maintained for such purpose in The City of New York, or at such other office or agency of the Company as may be maintained for such purpose pursuant to Section 2.03 of the Indenture; provided, however, that, at the option of the Company, each installment of interest may be paid by check mailed to addresses of the Persons entitled thereto as such addresses shall appear on the Note Register. Payments in respect of Notes represented by a Global Note (including principal, premium and interest) will be made by wire transfer of immediately available funds to the account specified by The Depository Trust Company. Payments in respect of Notes represented by Definitive Notes (including principal, premium, if any, and interest) held by a Holder of at least $1,000,000 aggregate principal amount of Notes will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than the March 15 or September 15 next preceding the relevant interest payment date (or such other date as the Trustee may accept in its discretion).

4.     Paying Agent and Registrar

        Initially, U.S. Bank National Association (the “Trustee”) will act as Trustee, Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice to any Noteholder. Holdings, the Company or any other Restricted Subsidiary may act as Paying Agent, Registrar or co-registrar.

5.    Optional Redemption by the Company

        The Notes will be redeemable at the option of the Company, in whole at any time or in part from time to time, on at least 30 days but not more than 60 days’ prior notice mailed to the registered address of each Holder of Notes to be so redeemed, at a redemption price equal to (a) the greater of (i) 100% of their principal amount to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon from the date of redemption to the date of maturity (except for currently accrued but unpaid interest) discounted to the date of redemption, on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at the applicable Treasury Rate (as defined below), plus twenty basis points (such greater amount, the “Redemption Price”), plus (b) accrued and unpaid interest, if any, to the date of redemption.

        For purposes of determining the Redemption Price, the following definitions are applicable:

        “Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

        “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of five Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

        “Independent Investment Banker” means J.P. Morgan Securities Inc. or, if the foregoing is unwilling or unable to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Company.

        “Reference Treasury Dealer” means (a) J.P. Morgan Securities Inc. and its successors, provided, however, that if the foregoing shall cease to be a primary U.S. government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (b) any four other Primary Treasury Dealers selected by the Company after consultation with the Independent Investment Banker.

        “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

        “Treasury Rate” means, with respect to any Redemption Date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the comparable treasury issue (if no maturity is within three months before or after the remaining life (as defined below), yields for the two published maturities most closely corresponding to the comparable treasury issue will be determined and the treasury rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month); or (b) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the comparable treasury issue, calculated using a price for the comparable treasury issue (expressed as a percentage of its principal amount) equal to the comparable treasury price for such redemption date. The treasury rate will be calculated on the third business day preceding the date fixed for redemption.

        In the case of any partial redemption, selection of the Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Notes of $2,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the Redemption Date, interest will cease to accrue on Notes or portions thereof called for redemption as long as the Company has deposited with the Paying Agent funds in satisfaction of the applicable Redemption Price pursuant to the Indenture.

6.     Additional Amounts

        The Company and each Guarantor will, subject to certain limitations set forth in the Indenture, pay to the Holder of any Note additional amounts as necessary so that every net payment made by the Company and each Guarantor of principal of and premium, if any, and interest on such Note, after deducting or withholding for or on account of any present or future tax, duty, fee, assessment or other governmental charge imposed on that Holder by any foreign jurisdiction, will not be less than the amount provided in the Note to be then due and payable.

7.    Denominations; Transfer; Exchange

        The Notes are in registered form without coupons in denominations of principal amount of $2,000 and integral multiples of $1,000. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange (i) any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) for a period beginning 15 days before the mailing of a notice of Notes to be redeemed and ending on the date of such mailing or (ii) any Notes for a period beginning 15 days before an interest payment date and ending on such interest payment date.

8.    Persons Deemed Owners

        The registered Holder of this Note may be treated as the owner of it for all purposes.

9.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

10.    Defeasance

        Subject to certain conditions set forth in the Indenture, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Securities for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

11.    Amendment, Waiver

        The Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the then outstanding Notes; provided, however, that the consent of each Noteholder affected is required to (i) reduce the amount of Notes whose Holders must consent to an amendment of the Indenture or the Notes, (ii) reduce the stated rate of or extend the stated time for payment of interest on any Note, (iii) reduce the principal of or change the Stated Maturity of any Note, (iv) reduce the amount payable upon the redemption of any Note, (v) make any Note payable in money other than that stated herein, (vi) impair the right of any Holder to receive payment of principal of and premium, if any, and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes, (vii) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions, or (viii) release any of the Guarantors or modify the Guarantees other than in accordance with the Indenture.

        Subject to certain exceptions set forth in the Indenture, without the consent of any Noteholder, the Company and the Trustee may modify or amend the Indenture to, among other things (i) cure any ambiguity, omission, defect or inconsistency, (ii) to provide for successor Guarantors, (iii) provide for uncertificated Notes in addition to or in place of certificated Notes, (iv) add additional guarantees, (v) secure the Notes, (vi) add to the covenants of the Company or any Guarantor for the benefit of the Holders or surrender any right or power conferred on the Company or the Guarantors, (vii) make any change that does not adversely affect the interest of any Noteholder, (viii) provide for the issuance of the Exchange Notes, and (ix) comply with any requirement of the SEC in connection with qualifying the Indenture under the Trust Indenture Act.

        Subject to certain exceptions set forth in the Indenture, any default (other than with respect to nonpayment or in respect of a provision that cannot be amended without the written consent of each Noteholder affected) or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes.

12.    Defaults and Remedies

Under the Indenture, Events of Default include (1) default by the Company in any payment of interest or additional interest (as required by the registration rights agreement) on any Note when due, continued for 30 days; (2) default by the Company in the payment of principal of, or premium, if any, on any Note when due at its Stated Maturity, upon optional redemption, upon declaration of acceleration or otherwise; (3) the failure by Holdings, the Company or any Subsidiary Guarantor to comply with its covenants under the Indenture for 60 days after written notice from the Trustee or the holders of 25% or more in aggregate principal amount of the outstanding Notes (other than those referred to in (1) or (2) above); (4) the failure of Holdings, the Company or any of their Subsidiaries (a) to pay the principal of any indebtedness for borrowed money, including obligations evidenced by any mortgage, indenture, bond, debenture, note, guarantee or other similar instruments, on the scheduled or original date due; (b) to pay interest on any such indebtedness beyond any provided grace period; or (c) to observe or perform any agreement or condition relating to such indebtedness, that has caused such indebtedness to become due prior to its stated maturity and such acceleration has not been cured within 15 days after notice of acceleration; provided, however, that an event described in subclause (a), (b) or (c) above shall not constitute an Event of Default unless, at such time, one or more events of the type described in subclauses (a), (b) or (c) shall have occurred or be continuing with respect to indebtedness in an amount exceeding $20,000,000; or (5) certain events of bankruptcy, insolvency or reorganization of Holdings, the Company or any Significant Subsidiary (the “bankruptcy events”). However, a default under clause (3) will not constitute an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Company or the Guarantors, as the case may be, of the default and the Company or any Guarantor, as the case may be, does not cure such default within the time specified in clause (3) hereof after receipt of such notice.

        If an Event of Default other than a bankruptcy event occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes by written notice to the Company to be due and payable immediately. If an Event of Default in connection with a bankruptcy event occurs and is continuing, the principal amount of the Notes, the premium, if any, and all accrued and unpaid interest shall be immediately due and payable without any action or other act on the part of the Trustee or the Noteholders.

        Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing Default or Event of Default (except a Default or Event of Default in payment of principal or interest) if it determines that withholding notice is in their interest.

13.    Trustee Dealings with the Company

        Subject to certain limitations set forth in the Indenture or imposed by the Trust Indenture Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

14.    No Recourse Against Others

        An incorporator, director, officer, employee, affiliate or stockholder of the Company or any Guarantor, solely by reason of this status, shall not have any liability for any obligations of the Company under the Notes, the Indenture or any Guarantee or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Noteholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

15.    No Petition

        By its acquisition of this Note, each Holder hereof agrees that neither it nor the Trustee on its behalf may commence, or join with any other person in the commencement of, a bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding with respect to the Company under any applicable insolvency laws until one year and one day after the Notes and all other indebtedness of the Company ranking equal with or junior to the Notes in right of payment, including all interest and premium thereon, if any, are paid in full.

16.    Authentication

        This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent acting on its behalf) manually signs the certificate of authentication appearing on this Note.

17.     Abbreviations

        Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entirety), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian) and U/G/M/A (=Uniform Gifts to Minors Act).

18.     CUSIP and ISIN Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP and/or ISIN numbers to be printed on the Notes and has directed the Trustee to use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Governing Law

        This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

        The Company will furnish to any Noteholder upon written request and without charge to the Noteholder a copy of the Indenture. Requests may be made to:

Ethan Allen Drive Danbury, CT 06811 Attention: Pamela A. Banks, Vice President, General Counsel and Secretary

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

___________________________________________________________
(Print or type assignee’s name, address and zip code)

_________________________________________________
(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint ___________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

___________________________________________________________________________________________

Date:___________________	Your Signature:___________________

Signature Guarantee: ______________________________________________________________________________________
                                                                                                         (Signature must be guaranteed)

_______________________________________________________________________________________________________
Sign exactly as your name appears on the other side of this Note.

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to SEC Rule 17Ad-15.

In connection with any transfer or exchange of any of the Notes evidenced by this certificate occurring prior to the date that is two years after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Notes are being transferred in accordance with their terms.

Signature Guarantee:	_________________________ Signature Dated:

_________________________ (Signature must be guaranteed)	_________________________ Signature Dated:

__________________________________________________________________

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

        The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian
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